Exhibit 99.1

Hilton To Detail A Simplified Fee-Based Business With Expanded Capital Return

Potential At Investor Day

•	Executives to highlight the business strategies for Hilton, Park Hotels & Resorts, and Hilton Grand Vacations

•	Presentations and webcast details available at ir.hiltonworldwide.com

MCLEAN, Va. – Hilton Worldwide Holdings (NYSE: HLT) (“Hilton”) will host an Investor Day in New York today to discuss the company’s strategy and financial outlook in conjunction with the planned spin-offs of Park Hotels & Resorts and Hilton Grand Vacations.

The event will feature presentations by members of Hilton’s senior leadership team including Christopher J. Nassetta, president & chief executive officer, and Kevin Jacobs, executive vice president & chief financial officer. Thomas J. Baltimore, Jr., chairman, president & chief executive officer of Park Hotels & Resorts (“Park”), and Mark Wang, president & chief executive officer of Hilton Grand Vacations (“HGV”), are also scheduled to present.

“We look forward to sharing details of our financial outlook and the strategic initiatives that we believe will fully activate all three businesses and deliver long-term shareholder value,” said Christopher J. Nassetta, president & chief executive officer, Hilton. “We are also excited to share the potential of the new, simplified Hilton, which we believe will generate meaningful returns to shareholders through its resilient, fee-based business with low capital requirements.”

During the Investor Day, Hilton will highlight:

•	Its post-spin-off, simplified, resilient fee-based business with 90% of adjusted EBITDA from fees, low capital requirements, and significant free cash flow.

•	Its portfolio of 13 industry-leading brands and commercial service platforms, which should continue to drive enhanced guest experiences and greater returns for owners, as indicated by a 14 percent global RevPAR premium[1].

•	With global rooms under construction approximately 4.5 times larger than its share of existing supply, Hilton remains well-positioned to continue to deliver market-leading organic net unit growth.

•	Plans to expand capital return to shareholders through share buybacks and quarterly dividends, which could total $3.0 to $4.5 billion between 2017 and 2019.

A live webcast of the Investor Day will begin at 8:30 a.m. Eastern Time. The webcast and corresponding presentations may be accessed at ir.hiltonworldwide.com. A replay of the event will be available following the completion of the meeting.

The spin-off transactions have been approved by the Hilton Board of Directors and are expected to be completed on January 3, 2017. Park and HGV will begin regular-way trading on the New York Stock Exchange (NYSE) under the ticker symbols “PK” and “HGV,” respectively, on January 4, 2017.

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[1]	Source: STR (12 months ended 12/31/2015). “RevPAR” or “Revenue per Available Room” represents hotel room revenue divided by room nights available to guests for a given period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton’s significant investments in owned and leased real estate, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States, risks related to Hilton’s proposed spin-offs and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I-Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, comprising more than 4,800 managed, franchised, owned and leased hotels and timeshare properties with nearly 789,000 rooms in 104 countries and territories. For 97 years, Hilton has been dedicated to continuing its tradition of providing exceptional guest experiences. The company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio—A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including an exclusive member discount, free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where Hilton HHonors members can check-in, choose their room, and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton on Facebook, Twitter, YouTube, Flickr, LinkedIn and Instagram.

Hilton Contacts:

Christian Charnaux

Investor Contact

1-703-883-5205

christian.charnaux@hilton.com

Nigel Glennie

Media Contact

1-415-298-4424

nigel.glennie@hilton.com

Park Hotels & Resorts Contact:

Ian Weissman

Investor Contact

1-703-584-7441

iweissman@pkhotelsandresorts.com

Hilton Grand Vacations Contact:

Robert LaFleur

Investor Contact

1-407-722-3327

rlafleur@hgvc.com